Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information, contact: Daniel Greenberg, Chairman and CEO Electro Rent Corporation 818-786-2525	Roger Pondel/Laurie Berman PondelWilkinson Inc. 310-279-5980 pwinvestor@pondel.com
ELECTRO RENT DECLARES QUARTERLY CASH DIVIDEND

VAN NUYS, Calif. - June 12, 2015 - Electro Rent Corporation (Nasdaq: ELRC) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.125 per common share, payable on July 10, 2015 to shareholders of record as of June 22, 2015.

This dividend payment represents a reduction from Electro Rent’s prior dividend of $0.20 per common share, and reflects the Board’s decision to strengthen the company’s capital structure and preserve a sustainable return to its shareholders.

On an annualized basis, the current dividend represents a 4.7% yield on the June 11, 2015 closing share price of $10.72 and is the 33rd consecutive quarterly cash dividend paid by Electro Rent.

“Electro Rent’s revised dividend payment will provide the company with greater financial flexibility to finance our growth initiatives, and pursue business opportunities, including new revenue streams,” said Daniel Greenberg, Chairman and CEO of Electro Rent. “As we work to build strategic relationships with the world’s best test and measurement equipment manufacturers, our team remains committed to corporate growth and to enhancing shareholder value.”

About Electro Rent
Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

“Safe Harbor” Statement
Except for the historical statements and discussions in this press release, the company’s statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Electro Rent’s management's current views with respect to future events and financial performance. Forward looking statements in this press release include statements regarding whether Electro Rent will pay future dividends and in what amounts, and whether Electro Rent can build strategic relationships with test and measurement equipment manufacturers. You should not put undue reliance on these statements. When used, the words "expect" and "will" and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. The company believes its assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, Electro Rent’s actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s periodic reports on Form 10-K and

10-Q and in its other filings with the Securities and Exchange Commission. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, the company’s actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. Electro Rent undertakes no obligation to update or revise any forward-looking statements.

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